Hyzon Q3 2024 Earnings November 13, 2024

Forward Looking Statements This presentation includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include the Company’s expectations, hopes, beliefs, intentions or strategies for the future. You are cautioned that such statements are not guarantees of future performance and that the Company’s actual results may differ materially from those set forth in the forward-looking statements. All of these forward-looking statements are subject to risks and uncertainties that may change at any time. Factors that could cause the Company’s actual expectations to differ materially from these forward-looking statements include the Company’s ability improve its capital structure; Hyzon’s liquidity needs to operate its business and execute its strategy, and related use of cash; its ability to raise capital through equity issuances, asset sales or the incurrence of debt; the possibility that Hyzon may need to seek bankruptcy protection; Hyzon’s ability to fully execute actions and steps that would be probable of mitigating the existence of substantial doubt regarding its ability to continue as a going concern; our ability to enter into any desired strategic alternative on a timely basis, on acceptable terms; our ability to maintain the listing of our Common Stock on the Nasdaq Capital Market; retail and credit market conditions; higher cost of capital and borrowing costs; impairments; changes in general economic conditions; and the other factors under the heading “Risk Factors” set forth in the Company’s Annual Report on Form 10-K, as supplemented by the Company’s quarterly reports on Form 10-Q and current reports on Form 8-K. Such filings are available on our website or at www.sec.gov. You should not place undue reliance on these forward-looking statements, which are made only as of the date hereof. The Company undertakes no obligation to publicly update or revise forward-looking statements to reflect subsequent developments, events, or circumstances, except as may be required under applicable securities laws. 2

Q3 2024 – Delivering on Our Commitments 3 Key Commercial and Operational Highlights • Executed purchase agreement for North America's first-ever 12 hydrogen- powered refuse Fuel Cell Electric Trucks (FCETs) with GreenWaste®1, marking commercial entry into the refuse collection market • Achieved Start of Production (SOP) for revolutionary, U.S.-produced, single-stack 200kW Fuel Cell System (FCS), enabling manufacturing of standardized FCSs at volume for commercial sale • Achieved SOP for Class 8 200kW FCET in collaboration with Fontaine Modification, featuring a single-stack 200kW fuel cell system that is 30% lighter and 25% more cost-efficient than dual 110kW systems • Secured ISO 9001 certification, confirming that Hyzon’s fuel cell manufacturing, design, and R&D activities meet the highest international standards for quality Key Financial Highlights this Quarter • Average monthly net cash burn2 of $8.2 million represents lowest amount over last 12 quarters • On-track to reduce average monthly net cash burn to approximately $6.5 million by year end driven by continued operating focus, cost management, and completion of wind down activities in Australia and Europe • Executed equity offering and implemented at-the-market (ATM) program; subsequent to quarter end, raised approximately $5 million in ATM proceeds to support runway • Cash, cash equivalents, and short-term investments of $30.4 million on September 30, 2024 • Executing strategy to pursue additional potential capital market and strategic investment opportunities in concert with commercial advancement 1. “GreenWaste” is a registered mark of GreenWaste Recovery LLC. 2. Net cash burn = Ending Cash & Equivalents and ST Investments as of the end of the relevant quarter - Beginning Cash & Equivalents and ST Investments as of the immediately prior quarter.

Commercializing Our Unique U.S.-Produced 200kW Fuel Cell

Expanding IP Portfolio Foundational to Single-Stack, 200kW Fuel Cell System's Economic Advantages



Hyzon's Technology-Led Value Proposition

- **Only 200kW** or greater single-stack FCS **manufactured in the U.S.** in mobility products
- **Doubled the total applied and granted patent count**[1] since 2021 to a total of over 180, with over 98 patents applied since 2021, and 10 of those patents granted
- **Patents across entire fuel cell system design & assembly** including Membrane Electrode Assembly (MEA), hybrid bipolar plates (BPP), unit cell, fuel cell stack, fuel cell system, and hydrogen storage


Hyzon
Celebrating!
Start of Production (SOP)
Hyzon
Hyzon
Celebrating!
Start of Production (SOP)
200kW Fuel Cell System
October 8, 2024
Hyzon

Vertically Integrated Capital-Light Operating Model

- **SOP achieved** in October 2024 for our **U.S.-produced** 200kW, single-stack, **fuel cell manufacturing facility**
- Hyzon also announced the **SOP for its Class 8 FCET**, aimed at scaling up production for commercial sale
- Secured **ISO 9001 certification**
- Accelerating hydrogen fuel cell truck market powered by **customer and government tailwinds**
- **Significant technology option value** in several fuel cell-advantaged markets, including stationary power


Hyzon

Strong Trial Performance Across Both Class 8 and Refuse FCETs Providing Strong Foundation to Build Commercial Pipeline

- **Refuse FCET demonstrating up to 3x fuel efficiency advantage over diesel** on a comparable fuel consumption basis, **completing multiple days of work without refueling**
- **Up to 26% grades and 3,000-foot hill climb** with no issues in startability or acceleration
- **Ability to outperform diesel and create safety advantages in routes where many BEV trucks have failed** (e.g., 6% grade at ~32mph)

Hyzon

1. Includes patents awarded and patents pending. Applied patents include both provisional and non-provisional patent applications.

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1. Includes patents awarded and patents pending. Applied patents include both provisional and non-provisional patent applications. Hyzon’s Technology-led Competitive Advantages 200kW Fuel Cell System Underpinned by Growing IP Portfolio • Only U.S.-produced, 200kW or greater single-stack FCS in mobility products • Protected by 184 patents, including over 98 applied since 2021, with 10 granted1 • Technology advantages driven by IP and design at each level of the FCS, including MEA, BPP, stack, and system Vertically Integrated Capital-Light FC Development and U.S. Manufacturing • ISO 9001 certified fuel cell manufacturing plant in U.S. − Vertically integrated from catalyst/electrode and continuous roll-to-roll MEA line forward − Declared SOP with 700-unit annual capacity (3 shifts) • Estimate that less than $40 million in additional CapEx will take production capacity from 700 FCS per year today to 2,800 FCS per year Technology Enabled Business Model and Economic Advantages • Single-stack 200kW FCS enabling cash-positive contribution margin fuel cell trucks • Vertical integration in IP and manufacturing enables product customization to each major market (e.g., stationary power, off-highway, rail, marine, etc.) 5

Hyzon Secures First Refuse FCET Order in North America

greenwaste
a greener way to a better world

- On October 22, 2024, Hyzon entered into **North America's first-ever purchase agreement for 12 hydrogen-powered refuse FCETs** with recycling, waste processing, and innovation pioneer GreenWaste®[1]
- Agreement secured after **successful two-week trial** of Hyzon's refuse FCET; the vehicle completed various routes in the Bay Area, demonstrating its capability to meet the demanding requirements of refuse collection operations
- Hyzon's refuse FCETs produce **zero tailpipe emissions, supporting GreenWaste's® broader sustainability initiatives**, including its 2030 goal to achieve a 45% reduction in total combined Scope 1 and Scope 2 greenhouse gas emissions from its 2022 baseline
- Refuse FCET deliveries to GreenWaste® are expected to begin as early as Q4 2025, indicating a **clear path to commercialization and revenue generation** within a defined timeframe


ZERO EMISSIONS
Hyzon
Hyzon

1. "GreenWaste" is a registered mark of GreenWaste Recovery LLC.

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SOP of leading, U.S.-produced, single-stack, 200 kW Fuel Cell System – 700 units per year Class 8 Performance • Achieved SOP of Class 8 200kW FCET with Fontaine • All 5 customer trials successful to date, tackling toughest routes across LA basin including 3,000- mile climbs and 6-8% grades with full customer loads • 300-350 mile range today, exhibiting up to 700- mile range with 20 minute refuel • Up to 50% better fuel efficiency than diesel • ISO 9001:2015 certification Refuse Performance • All 5 refuse FCET trials successful to date with over 10 in active schedule • Achieved over 1,300 bin lifts and hauled nearly 30 tons in customer operations in a single day on a single hydrogen fill; multiple complete days on a single fill for certain customer routes • Range projected to over 1,500 bin lifts per day in some customer operations • Up to 300% better fuel efficiency than diesel, suggesting that fleets can absorb a $10-15 per kilogram price of fuel and meet diesel OPEX • Tackling up to 27% grade hill climb without issues • Over 180 patents1 including proprietary, in-house design and production of our 7-layer MEA • Capital-efficient, U.S.-based manufacturing plant online with 700 units per year capacity and plans to scale to 2,800 with less than $40M additional CapEx Hyzon FCET Performance Stats 1. Includes patents awarded and patents pending. Applied patents include both provisional and non-provisional patent applications. 7

Nov 2023 Class 8 1st US commercial delivery in Port LA / Long Beach Summer 2024 Launch of Class 8 200kW and refuse FCET trial programs with 25+ fleets Jan 2024 First four FCETs delivered to Performance Food Group Oct 2024 ISO 9001 certification for 200kW FCS production Sept 2024 SOP for Class 8 200kW FCET Nov 2024 Announced 300,000 miles global on-road experience for Hyzon FCS powertrain Sept 2021 US Class 8 FCET Alpha Truck unveiled at ACT Expo Dec 2023 Announced delivery of 19 trucks and buses globally in 2023 May 2024 Hyzon and New Way unveil North America’s first refuse FCET at Waste Expo Aug 2024 Hyzon, New Way, and Recology join U.S. DOE at ARCHES $12.6 bn hydrogen hub launch event w/ Class 8 200kW and refuse FCETs Oct 8, 2024 SOP for 200kW FCS Oct 2024 First refuse FCET order in North America by GreenWaste Nov 2024 Announced successful first 10 200kW Class 8 and refuse FCET trials, trial program expanded Accelerating Commercialization of Hyzon’s Leading FCS 8

2023 and 2024 Commercial and Operational Milestones

Timing	2023 Milestones	Status
1H 2023	Europe cabover gen 1 4x2 customer launch with anchor customers	✓
1H 2023	First 9 200kW B-sample fuel cell systems produced and tested	✓
1H 2023	First U.S. customer order contracted	✓
1H 2023	First 200kW FCEV truck in testing	✓
2H 2023	Deliver first commercial Class 8 Hyzon FCEV to U.S. customer	✓
2H 2023	200kW fuel cell C-sample declaration	✓
2H 2023	25 200kW fuel cell prototypes produced / validated	✓

✓ - Completed


Hyzon

Expected Timing	2024 Anticipated Milestones	Status
1H 2024	Launch U.S. refuse truck trials	✓
2H 2024	Initial commercial agreements from refuse truck trials	✓
2H 2024	200kW fuel cell production facility SOP declared	✓
2H 2024	200kW fuel cell truck SOP declared	✓
2H 2024	New large fleet multi-year customer agreements	*In Negotiations*
2H 2024	Large fleets advanced to second order tranche	*In Negotiations*



Hyzon

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Declining Average Monthly Net Cash Burn


$ millions
15.4
12.2
11.5
8.5
9.9
9.2
9.2
8.2[3]
Q1 2023
Q2 2023
Q3 2023
Q4 2023
Q1 2024[2]
Q2 2024
Q3 2024

	Q1 2023	Q2 2023	Q3 2023	Q4 2023	Q1 2024[2]	Q2 2024	Q3 2024
Quarterly Net Cash Burn	46.3	36.6	34.6	25.5	29.6	27.5	24.7[3] / 28.5
Average Monthly Net Cash Burn[1]	15.4	12.2	11.5	8.5	9.9	9.2	8.2[3] / 9.5

- $24.7 million net cash burn in Q3 2024, or an $8.2 million monthly average over the quarter, represents lowest amount over last 12 quarters
- Net cash burn reflects continued discipline, initial cost benefits from Australia and Europe wind down, and net proceeds from the July capital raise offset by approximately $8 million in some significant non-operating items such as the annual D&O insurance premium and elevated legal/consulting spend
- Wind down of operations in Australia and the Netherlands largely complete pending final administrative activities
- On track to drive average recurring monthly net cash burn down to approximately $6.5 million by year end
- In concert with cost management, focus on capital raising activities since the beginning of Q3 including the July 2024 equity capital raise and executing an ATM program

1. Net cash burn = Ending Cash & Equivalents and ST Investments as of the end of the relevant quarter - Beginning Cash & Equivalents and ST Investments as of the immediately prior quarter.
2. Q1 2024 net cash burn of $24.0 million, excluding the first $8.5 million SEC settlement payment and proceeds of $2.9 million from sale of the Rochester facility, representing a $8.0 million monthly average over the quarter.
3. $24.7 million net cash burn reflects net proceeds from July equity raise of $3.8 million

Hyzon
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Quarterly Financial Highlights

($ in thousands, except share and per share data)	Q3 2023	Q4 2023	Q1 2024	Q2 2024	Q3 2024
Revenue	**-**	**295**	**9,983**	**313**	**134**
Cost of revenue	3,286	9,122	7,816	18,415	301
Research and development	10,857	10,935	10,829	9,817	8,074
Selling, general, and administrative	21,044	20,165	21,528	25,516	29,677
Restructuring and related charges	4,885	2,880	501	2,663	1,604
Gain on lease termination	-	-	-	-	(2,096)
Loss from Operations	**(40,072)**	**(42,807)**	**(30,691)**	**(56,098)**	**(37,426)**
Net Loss Attributable to Hyzon	**(44,054)**	**(49,492)**	**(34,225)**	**(50,790)**	**(41,319)**
Basic and Diluted EPS[3]	(8.99)	(10.10)	(6.98)	(10.29)	(7.74)
Weighted Avg Common Shares (Basic and Diluted)[3]	4,898	4,901	4,903	4,936	5,337
Cash & Cash Equivalents + ST Investments	**137,807**	**112,280**	**82,640**	**55,138**	**30,428**
Net Cash Burn[1]	(34,608)	(25,527)	(29,640)[2]	(27,502)	(24,710)
Total Global Headcount (rounded)	**370**	**360**	**340**	**300**	**240**

- Given the transition to the 200kW platform and trial activity, revenue of $0.1 million primarily related to the continued recognition of previously delivered trucks that are treated as operating leases
- Lower R&D sequentially and year-over-year reflecting advancement to fuel cell SOP and spend discipline
- Excluding $11.1 million of non-cash impairment charges, SG&A lower sequentially and year-over-year reflecting spend discipline and cash management
- Executed first capital raise since company listing and established an ATM program (raising approximately $5 million since quarter end), increasing liquidity, funding, and providing foundations for potential additional financing in concert with commercial advancement

Hyzon

1. Net cash burn = Ending Cash & Equivalents and ST Investments as of the end of the relevant quarter - Beginning Cash & Equivalents and ST Investments as of the immediately prior quarter.
2. Q1 2024 net cash burn of $24.0 million, excluding the first $8.5 million SEC settlement payment and proceeds of $2.9 million from sale of the Rochester facility.
3. Weighted average shares and EPS figures have been recast to reflect the 1-for-50 reverse stock split as effective on September 11, 2024

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Appendix 12

Hyzon Shareholder Summary 41% 10% 16% 34% Horizon Insiders Institutions Retail / Other 5% 11% 12% 72% Horizon Insiders Institutions Retail / Other As of 12/31/2023 As of 10/31/2024 • Since inception through 2023, Hyzon was majority held by Horizon, its former parent • Through the Hymas/Horizon share restructuring and subsequent activity, Hyzon has become more broadly owned through 2024 • Horizon’s overall stake has dropped to less than 5% over the course of this year 13Source: FactSet.